Exhibit 5.1

CONFIDENTIAL AND PRIVILEGED	Advocaten Notarissen Belastingadviseurs

Exhibit 5.1		Claude Debussylaan 80 P.O. Box 75084 1070 AB Amsterdam T +31 20 577 1771 F +31 20 577 1775
To Just Eat Takeaway.com N.V. (the “Issuer”) Oosterdoksstraat 80 1011 DK Amsterdam The Netherlands

Date [●]		G.N. Smeenk E gaby.smeenk@debrauw.com T +31 20 577 1446 F +31 20 577 1775

Our ref.	M36445052/1/20719760/thlh

FORM OF DE BRAUW BLACKSTONE WESTBROEK N.V. OPINION

Dear Sir/Madam,

Registration with the US Securities and Exchange Commission
of ordinary shares in the capital of the Issuer

1	INTRODUCTION

I act as Dutch legal adviser (advocaat) to the Issuer in connection with the Registration.

Certain terms used in this opinion are defined in the Annex (Definitions).

2	DUTCH LAW

This opinion is limited to Dutch law in effect on the date of this opinion. It (including all terms used in it) is to be construed in accordance with Dutch law.

De Brauw Blackstone Westbroek N.V., Amsterdam, is registered with the Trade Register in the Netherlands under no. 27171912.
All services and other work are carried out under an agreement of instruction (“overeenkomst van opdracht”) with De Brauw Blackstone Westbroek N.V. The agreement is subject to the General Conditions, which have been filed with the register of the District Court in Amsterdam and contain a limitation of liability.
Client account notaries ING Bank IBAN NL83INGB0693213876 BIC INGBNL2A.

CONFIDENTIAL AND PRIVILEGED

3	SCOPE OF INQUIRY

I have examined, and relied upon the accuracy of the factual statements in, the following documents:

(a)	A copy of the Registration Statement.

(b)	A copy of:

(i)	the Issuer’s deed of incorporation and the Articles of Association, as provided to me by the Chamber of Commerce (Kamer van Koophandel);

(ii)	both Board Regulations;

(iii)	the Trade Register Extract; and

(iv)	the Shareholders Register.

In addition, I have examined such documents, and performed such other investigations, as I considered necessary for the purpose of this opinion. My examination has been limited to the text of the documents.

4	ASSUMPTIONS

I have made the following assumptions:

(a)

(i)	Each copy document conforms to the original and each original is genuine and complete.

(ii)	Each signature is the genuine signature of the individual concerned.

(iii)	The Registration Statement has been or will have been filed with the SEC in the form referred to in this opinion.

(b)	The Articles of Association and both Board Regulations remain in force without modification.

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(c)	The Shareholders Register is and remains correct and up to date.

(d)

(i)	The issue by the Issuer of the Registration Shares (or of any rights to acquire Registration Shares) will have been validly authorised in accordance with the Articles of Association.

(ii)	The Registration Shares will have been:

(A)	issued in the form and manner prescribed by the Articles of Association; and

(B)	otherwise offered, issued and accepted by their subscribers in accordance with all applicable laws (including, for the avoidance of doubt, Dutch law).

(iii)	The nominal amount of the Registration Shares and any agreed share premium will have been validly paid.

5	OPINION

Based on the documents and investigations referred to and assumptions made in paragraphs 3 and 4 and subject to the qualifications in paragraph 6 and any matters not disclosed to me, I am of the following opinion:

(a)	When issued, the Registration Shares will have been validly issued and will be fully paid and nonassessable[1].

6	QUALIFICATIONS

This opinion is subject to the following qualifications:

(a)
This opinion is subject to any limitations arising from (a) rules relating to bankruptcy, suspension of payments or Preventive Restructuring Processes, (b) rules relating to foreign (i) insolvency proceedings (including foreign Insolvency Proceedings), (ii) arrangement or compromise of obligations or (iii) preventive restructuring frameworks, (c) other rules regulating conflicts between rights of creditors, or (d) intervention and other measures in relation to financial enterprises or their affiliated entities.

(b)
An extract from the Trade Register does not provide conclusive evidence that the facts set out in it are correct. However, under the 2007 Trade Register Act (Handelsregisterwet 2007), subject to limited exceptions, a legal entity or partnership cannot invoke the incorrectness or incompleteness of its Trade Register registration against third parties who were unaware of the incorrectness or incompleteness.

1 In this opinion, “nonassessable” – which term has no equivalent in Dutch – means, in relation to a share, that the issuer of the share has no right to require the holder of the share to pay to the issuer any amount (in addition to the amount required for the share to be fully paid) solely as a result of his shareholdership.

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(c)	The Shareholders Register does not provide conclusive evidence that the facts set out in it are correct.

7	RELIANCE

(a)
This opinion is an exhibit to the Registration Statement and may be relied upon for the purpose of the Registration and not for any other purpose. It may not be supplied, and its contents or existence may not be disclosed, to any person other than as an Exhibit to (and therefore together with) the Registration Statement.

(b)	Each person accepting this opinion agrees, in so accepting, that:

(i)	only De Brauw (and not any other person) will have any liability in connection with this opinion;

(i)
the agreements in this paragraph 7 and all liability and other matters relating to this opinion will be governed exclusively by Dutch law and the Dutch courts will have exclusive jurisdiction to settle any dispute relating to them; and

(ii)	this opinion (including the agreements in this paragraph 7) does not make the persons accepting this opinion clients of De Brauw.

(c)	The Issuer may:

(i)	file this opinion as an exhibit to the Registration Statement; and

(ii)	refer to De Brauw giving this opinion under the heading “Legal Matters” in the prospectus included in the Registration Statement.

The previous sentence is no admittance from me (or De Brauw) that I am (or De Brauw is) in the category of persons whose consent for the filing and reference in that sentence is required under article 7 of the Securities Act or any rules or regulations of the SEC promulgated under it.

Yours faithfully,

De Brauw Blackstone Westbroek N.V.

Gaby Smeenk

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Annex  – Definitions

In this opinion:

“Articles of Association” means the articles of association of the Issuer dated 31 January 2020.

“Board Regulations” means each of:

(a)	the management board regulations of the Issuer’s management board (bestuur) dated 31 January 2020 and effective as per 31 January 2020; and

(b)	the supervisory board regulations of the Issuer’s supervisory board (raad van commissarissen) dated 31 January 2020 and effective as per 31 January 2020.

“De Brauw” means De Brauw Blackstone Westbroek N.V.

“Dutch law” means the law directly applicable in the Netherlands.

“Grubhub” means Grubhub, Inc.

“Insolvency Proceedings” means insolvency proceedings as defined in Article 2(4) of Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast).

“Issuer” means Just Eat Takeaway.com N.V., with seat in Amsterdam, the Netherlands, Trade Register number 08142836.

“Preventive Restructuring Processes” means public and/or undisclosed preventive restructuring processes within the meaning of the Dutch Act on Court Confirmation of Extrajudicial Restructuring Plans (Wet homologatie onderhands akkoord).

“Registration” means the registration of the Registration Shares with the SEC under the Securities Act.

“Registration Shares” means the ordinary shares (gewone aandelen) in the capital of the Issuer to be issued to stockholders of Grubhub in relation to the Transaction and to be registered with the SEC pursuant to the Registration.

“Registration Statement” means the registration statement on Form F-4 for the Registration originally filed by the Issuer with the SEC on 30 October 2020, as amended as of its effective date, being [●] 2021, under the Securities Act(excluding any documents incorporated by reference in it and any exhibits to it).

“SEC” means the U.S. Securities and Exchange Commission.

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“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Shareholders Register” means the Issuer’s shareholders register, a copy of which was provided by the Issuer on [●] 2021.

“the Netherlands” means the part of the Kingdom of the Netherlands located in Europe.

“Trade Register Extract” means a Trade Register extract relating to the Issuer provided by the Chamber of Commerce and dated [●] 2021.

“Transaction” means the proposed acquisition by the Issuer of 100% of the ordinary share capital of Grubhub in exchange for newly issued ordinary shares (gewone aandelen) in the capital of the Issuer.

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